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                                   EXHIBIT 11





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                                   EXHIBIT 11
                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)



                                                     Three Months Ended March 31,
PRIMARY EARNINGS PER COMMON SHARE                        1994           1993
                                                     ------------   ------------
Computation for Consolidated Statements of Income
- - -------------------------------------------------

  Net income (a)                                     $       41.4   $       33.9
                                                     ============   ============

  Weighted average common shares outstanding                 30.0           30.0

  Common stock equivalents (stock options)                      -              -
                                                     ------------   ------------

  Average common shares outstanding (a)                      30.0           30.0
                                                     ============   ============

  Primary earnings per common share (a) (c)          $       1.38   $       1.13
                                                     ============   ============


Additional Primary Computations
- - -------------------------------

  Net income (a)                                     $       41.4   $       33.9
                                                     ============   ============

  Average common shares outstanding (a)                      30.0           30.0

  Dilutive effect of outstanding options                       .2             .2
                                                     ------------   ------------

  Average common shares outstanding, as adjusted             30.2           30.2
                                                     ============   ============

  Primary earnings per common share as adjusted (b)  $       1.37   $       1.12
                                                     ============   ============



FULLY DILUTED EARNINGS PER COMMON SHARE

Additional Fully Diluted Computation
- - ------------------------------------

  Net income (a)                                     $       41.4   $       33.9
                                                     ============   ============

  Average common shares outstanding (a)                      30.0           30.0

  Dilutive effect of outstanding options                       .2             .2
                                                     ------------   ------------

  Assumed common shares outstanding                          30.2           30.2
                                                     ============   ============

  Fully diluted earnings per common share (b)        $       1.37   $       1.12
                                                     ============   ============





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                                   EXHIBIT 11





a) These figures agree with the related amounts in the Consolidated Statements of Income.

b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

c) In 1994 and 1993, stock options are not included in the earnings per share computation included in MAPCO's Condensed Consolidated Statements of Income because the dilutive effect is less than 3%.





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